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                                                                    Exhibit 4.11


                          PLEDGE AND SECURITY AGREEMENT
                          -----------------------------

     PLEDGE AND SECURITY AGREEMENT, dated as of August 5, 1998 (as amended, modified or supplemented from time to time, this "Agreement"), made by each of the undersigned pledgors (each a "Pledgor", and together with any entity that becomes a party hereto pursuant to Section 22 hereof, the "Pledgors"), in favor of BANKERS TRUST COMPANY, as Collateral Agent, for the benefit of the Secured Creditors (as defined below) (in such capacity, the "Pledgee"). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

                                   WITNESSETH:
                                   -----------

     WHEREAS, Host Marriott Corporation ("Host Marriott"), Host Marriott Hospitality, Inc. ("Hospitality"), HMH Properties, Inc. ("HMH"), Host Marriott, L.P. (the "Operating Partnership"), HMC Capital Resources Corp. ("CRC"), various lenders from time to time party thereto (the "Banks"), Wells Fargo Bank, National Association, The Bank of Nova Scotia and Credit Lyonnais New York Branch, as Co-Arrangers (in such capacity, the "Co-Arrangers"), and Bankers Trust Company, as Arranger and Administrative Agent (in such capacity and together with any successor thereto, the "Administration Agent" and, together with the Pledgee, the Co-Arrangers and the Banks and their respective successors and assigns, and together with any other lenders from time to time party to the Credit Agreement hereinafter referred to, the "Bank Creditors"), have entered into an Amended and Restated Credit Agreement, dated as of June 19, 1997 and amended and restated as of August 5, 1998, providing for the making of Loans to the Borrower as contemplated therein (as used herein, the term "Credit Agreement" means the Amended and Restated Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time, and including any agreement extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed) all or any portion of, the indebtedness under such agreement or any successor agreement, whether or not with the same agent, trustee, representative, lenders or holders- provided that, with respect to any agreement providing for the refinancing or replacement of indebtedness under the Credit Agreement, such agreement shall only be treated as, or as part of, the Credit Agreement hereunder if (i) either (A) all obligations under the Credit Agreement being refinanced or replaced shall be paid in full at the time of such refinancing or replacement, and all commitments pursuant to the refinanced or replaced Credit Agreement shall have terminated in accordance with their terms or (B) the Required Banks shall have consented in writing to the refinancing or replacement indebtedness being treated as indebtedness pursuant to the Credit Agreement, and (ii) a notice to the effect that the refinancing or replacement indebtedness shall be treated as issued under the Credit Agreement shall be delivered by the Borrower to the Pledgee);

     WHEREAS, the Borrower may from time to time be party to (or guaranty the obligations of one or more of its Subsidiaries under) one or more Interest Rate Protection Agreements and/or Other Hedging Agreements with a Bank Creditor or an affiliate of a Bank Creditor (each such Bank Creditor or affiliate, even if the respective Bank Creditor subsequently ceases to be a Bank under the Credit Agreement for any reason, together with such Bank Creditor's or affiliate's successors and assigns, collectively, the "Other Creditors");

     WHEREAS, pursuant to the Parents Guaranty and the Subsidiaries Guaranty, the Parent Guarantors and the Subsidiary Guarantors, respectively, have jointly and severally guaranteed to the Bank Creditors and the Other Creditors the payment when due of all obligations and liabilities of the
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Borrower under or with respect to (x) the Credit Documents (as used herein, the term "Credit Documents" shall have the meaning provided in the Credit Agreement and shall include any documentation executed and delivered in connection with any replacement or refinancing Credit Agreement) and (y) each Interest Rate Protection Agreement and Other Hedging Agreement with one or more of the Other Creditors;

     WHEREAS, after giving effect to the conclusion of the Existing HMH Notes Tender Offers/Consent Solicitations, there remain outstanding on the date hereof certain of HMH's (i) 91/2% Senior Secured Notes due 2005, (ii) 8 7/8% Senior Notes due 2007 and (iii) 9% Senior Notes due 2007 (collectively, the "HMH Notes") (with the holders from time to time of such HMH Notes being herein called the "HMH Noteholders") which were issued pursuant to each of the respective indentures entered into by HMH, the subsidiary guarantors named therein and Marine Midland Bank, as trustee in connection with the HMH Notes (collectively, the "HMH Note Indentures");

     WHEREAS, with respect to those HMH Notes that remain outstanding on the date hereof, various of the Pledgors continue to guaranty the payment when due of all of the obligations and liabilities of HMH under or with respect to such HMH Notes and the Note Indentures (with any such guarantees, together with the HMH Notes and the Note Indentures being herein collectively called "HMH Note Documents");

     WHEREAS, pursuant to the HMH Note Documents, the capital stock or other equity interests of certain of the Borrower's current and future Subsidiaries (the "Currently Pledged Securities") have been pledged to equally and ratably secure the obligations of the Borrower and certain Subsidiaries thereof under the Senior Notes;

     WHEREAS, it is contemplated that the Currently Pledged Securities will also be pledged to secure the Credit Document Obligations, the Other Obligations, the Senior Note Obligations, the Additional Debt Obligations and all other amounts comprising "Obligations" (as each such term is hereinafter defined) on an equal and ratable basis with the HMH Note Obligations (as hereinafter defined), as contemplated hereby, and that in connection therewith (i) the fights and responsibilities with respect to the Currently Pledged Securities pursuant to the Note Indentures of the parties thereto shall be amended and restated as set forth in this Agreement and (ii) the Pledgee, as collateral agent hereunder, shall act as the "Collateral Agent" for the benefit of the Noteholders and the other Secured Creditors;

     WHEREAS, on or prior to the date hereof, will have issued $1,700,000,000 in aggregate principal amount of (i) the $500,000,000 7 7/8% Series A Senior Notes due 2005 of and (ii) the $1,200,000,000 7 7/8% Series B Senior Notes due 2008 of HMH (collectively, the "Senior Notes") (with the holders from time to time of such Senior Notes being herein called the "Senior Noteholders") pursuant to the Indenture, dated as of August 5, 1998, among the guarantors and subsidiary guarantors named therein and Marine Midland Bank, as trustee, in connection with the Senior Notes (the "Senior Note Indenture");

     WHEREAS, various of the Pledgors have issued, or in the future may enter into, guarantees of the payment when due of all of the obligations and liabilities of HMH under or with respect to the Senior Notes and the Senior Note Indenture (with any such guarantees, together with the Senior Notes and Senior
Note Indenture being herein collectively called "Senior Note Documents");

     WHEREAS, the Borrower may in the future incur Additional Debt (as hereinafter defined) as provided in Sections 9.04(xi) and (xii) of the Credit Agreement and Section 4.7 of the Senior


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Note Indenture that may be (in accordance with the terms thereof and to the extent permitted pursuant to the Credit Agreement and the Senior Note Indenture)
(x) guaranteed by various of the Pledgors and (y) to the extent that such Additional Debt constitutes senior obligations of the Borrower which rank pari passu in right of payment with the Credit Document Obligations (as defined below) and the Senior Note Obligations (as defined below), secured hereunder on an equal and ratable basis with all of the Obligations as hereinafter provided (with any holders of such Additional Debt from time to time being herein collectively called "Additional Debtholders" and with all documentation evidencing any such Additional Debt and any guarantees thereof being herein called "Additional Debt Documents"). For purposes hereof, the term "Additional Debt" shall mean Indebtedness incurred pursuant to Sections 9.04(xi) and/or 9.04(xii) of the Credit Agreement and Section 4.7 of the Senior Note Indenture in the aggregate principal amount of up to $2,200,000,000, so long as such Indebtedness is not otherwise secured;

     WHEREAS, it is a condition precedent to the extensions of credit under the Credit Agreement and the Senior Note Indenture that each Pledgor shall have executed and delivered to the Pledgee this Agreement;

     WHEREAS, each Pledgor desires to execute this Agreement to satisfy the conditions described in the immediately preceding paragraph;

     NOW, THEREFORE, in consideration of the benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee and hereby covenants and agrees with the Pledgee as follows:

     1. SECURITY FOR OBLIGATIONS. (a) Subject to the provisions of the following clause (b) of this Section 1, this Agreement is made by each Pledgor in favor of the Pledgee for the benefit of the Bank Creditors, the Other Creditors, the Other Noteholders, the Senior Noteholders, the Additional Debtholders and any trustee, agent or other similar representative of any such creditors or holders (collectively, together with the Pledgee, the "Secured Creditors"), to secure on an equal and ratable basis:

          (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of such Pledgor (as obligor or guarantor, as the case may be) to the Bank Creditors, whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and all other Credit Documents to which it is at any time a party (including, without limitation, all such obligations and liabilities of such Pledgor under the Credit Agreement (if a party thereto) and under any guaranty by it of the obligations under the Credit Agreement) and the due performance and compliance by such Pledgor with the terms of each such Credit Document (all such obligations and liabilities under this clause (i) being herein collectively called the "Credit Document Obligations");

          (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of such Pledgor (as obligor or guarantor, as the case may be) to the Other


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     Creditors, whether now existing or hereafter incurred under, arising out of or in connection with any Interest Rate Protection Agreement or Other Hedging Agreement (including, without limitation, all such obligations and liabilities of such Pledgor under any guaranty by it of the obligations under any Interest Rate Protection Agreement or Other Hedging Agreement) and the due performance and compliance by such Pledgor with the terms of each such Interest Rate Protection Agreement and Other Hedging Agreement (all such obligations and liabilities under this clause (ii) being herein collectively called the "Other Obligations");

          (iii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of such Pledgor (as obligor or guarantor, as the case may be) to the Noteholders, whether now existing or hereafter incurred under, arising out of or in connection with the HMH Notes and the other HMH Note Documents to which such Pledgor is at any time a party (including, without limitation, all such obligations and liabilities of such Pledgor under any guaranty with respect thereto) and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements on its part contained in each such HMH Note Document (all such obligations and liabilities under this clause (iii) being herein collectively called the "HMH Note Obligations");

          (iv) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of such Pledgor (as obligor or guarantor, as the case may be) to the Senior Noteholders, whether now existing or hereafter incurred under, arising out of or in connection with the Senior Note Documents to which such Pledgor is at any time a party (including, without limitation, all such obligations and liabilities of such Pledgor under the Senior Note Indenture or any guaranty by it of the obligations under the Senior Note Indenture) and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements on its part contained in each such Senior Note Document (all such obligations and liabilities under this clause (iv) being herein collectively called the "Senior Note Obligations");

          (v) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of such Pledgor (as obligor or guarantor, as the case may be) to the Additional Debtholders, whether now existing or hereafter incurred under, arising out of or in connection with the Additional Debt and the other Additional Debt Documents to which such Pledgor is at any time a party (including, without limitation, all such obligations and liabilities of such Pledgor under any guaranty with respect thereto) and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements on its part contained in each such Additional Debt Document (all such obligations and liabilities under this clause (v) being herein collectively called the "Additional Debt Obligations");


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          (vi)   any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;

          (vii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities referred to in clauses (i) through (vi) above, after an Event of Default (such term, as used in this Agreement, shall mean (a) any "Event of Default" at any time under, and as defined in, any of the Credit Agreement, the HMH Note Documents and the Senior Note Documents and, if the Additional Debt Obligations are secured hereunder at such time, the Additional Debt Documents, and (b) any payment default (after the expiration of any applicable grace period) on any of the Obligations secured hereunder at such time) shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys' fees and court costs; and

          (viii) all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under Section 11 of this Agreement;

all such obligations, liabilities, sums and expenses set forth in clauses (i) through (viii) of this Section 1, subject to the provisions of following clause
(b), being herein collectively called the "Obligations," it being acknowledged and agreed that the "Obligations" shall include extensions of credit of the type described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

          (b)   Notwithstanding anything to the contrary contained above in this
Section I or elsewhere in this Agreement, obligations and liabilities which would otherwise constitute Additional Debt Obligations as defined in clause (v) of Section l(a) of this Agreement shall not constitute Obligations for purposes of (or be secured pursuant to) this Agreement unless the Borrower shall have delivered to the Pledgee a written "Notice of Pledge Agreement Entitlement' (each, a "Notice of Pledge Agreement Entitlement") with respect thereto at least 5 days (or such shorter number of days as may be reasonably acceptable to the Pledgee) prior to the date of the incurrence of the respective Indebtedness, as follows:

     Such written notice from the Borrower (i) shall state that it is a "Notice of Pledge Agreement Entitlement", (ii) shall be delivered to the Pledgee,
     (iii) shall describe the new Additional Debt Obligations (and shall describe the Pledgors obligated, as obligors or guarantors, with respect thereto) to be secured hereby, (iv) shall state that it is delivered pursuant to Section l(b) of this Pledge and Security Agreement, (v) shall reference the aggregate principal amount of such new Indebtedness and the aggregate principal amount of all other Indebtedness constituting Additional Debt Obligations hereunder, and (vi) shall state that the new Indebtedness and the incurrence thereof does not violate, and may be incurred and secured hereunder in accordance with, the applicable provisions of Sections 9.01 and 9.04 of the Credit Agreement and, to the extent still in effect, Section 4.7 of the Senior Note Indenture.

     2. DEFINITION OF STOCK, LIMITED LIABILITY COMPANY INTERESTS, PARTNERSHIP INTERESTS, SECURITIES, ETC. (a) As used herein: (i) the term "Stock" shall mean


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(x) with respect to corporations incorporated under the laws of the United
States or any State or territory thereof (each a "Domestic Corporation'), all of the issued and outstanding shares of capital stock of any Domestic Corporation at any time owned by any Pledgor and (y) with respect to corporations that are not Domestic Corporations (each a "Foreign Corporation"), all of the issued and outstanding shares of capital stock of any Foreign Corporation at any time owned by any Pledgor, provided that, (A) except as provided in the last sentence of this Section 2(a) and except for Foreign Subsidiaries that are Look-Through Subsidiaries, such Pledgor shall not be required to pledge hereunder more than 65% of the total combined voting power of all classes of capital stock entitled to vote for the directors of such Foreign Corporation (herein called "Voting Stock") owned by such Pledgor of any Foreign Corporation and (B) the Pledgor shall be required to pledge hereunder 100% of the issued and outstanding shares of all capital stock which is not Voting Stock (herein called "Non-Voting Stock") at any time owned by the Pledgor of any Foreign Corporation; (ii) the term "Limited Liability Company Interest" shall mean the entire limited liability company interests or membership interests at any time owned by each Pledgor in any limited liability company (each such limited liability company, a "Pledged Limited Liability Company"); (iii) the term "Partnership Interest" shall mean the entire partnership interests (whether general and/or limited partnership interests) at any time owned by each Pledgor in any partnership (whether a general or limited partnership) (each such partnership, a "Pledged Partnership"); and (iv) the term "Securities" shall mean all of the Stock, Limited Liability Company Interests and Partnership Interests. Notwithstanding anything to the contrary contained in this Agreement, (x) Host Marriott shall not be required to pledge the capital stock of Hospitality hereunder until March 31, 1999, although no such pledge shall be required in the event that the REIT Conversion has occurred on or before such date, and (y) from and after the. consummation of the REIT Transaction and the issuance of the IRS Ruling, only Securities of Persons that are Look-Through Subsidiaries shall be "Securities" subject to the terms of this Agreement.

     Each Pledgor represents and warrants that on the date hereof (i) the Stock held by such Pledgor consists of the number and type of shares of the stock of the corporations as described in Annex A hereto; (ii) such Stock constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as is set forth in Annex A hereto; (iii) the Limited Liability Interests held by such Pledgor consist of the number and type of interest of the issuing Pledged Limited Liability Company as described in Annex B hereto; (iv) such Limited Liability Company Interests constitute that percentage of the issued and outstanding equity interests of the respective issuing Pledged Limited Liability Company as is set forth in Annex B hereto; and (v) the Partnership Interests held by such Pledgor constitute that percentage of the entire Partnership Interest of the respective Pledged Partnership as is set forth in Annex C hereto for such Pledgor. In the circumstances and to the extent provided in Section 8.17 of the Credit Agreement, the limitation set forth in part (A) of the proviso to clause (i)(y) of this Section 2(a) and in Section 3.2 hereof shall no longer be applicable and such Pledgor shall duly pledge and deliver to the Pledgee such of the Securities not theretofore required to be pledged hereunder.

     (b) All Stock at any time pledged or required to be pledged hereunder is hereinafter called the "Pledged Stock," all Limited Liability Company Interests at any time pledged or required to be pledged hereunder are hereinafter called the "Pledged Limited Liability Company Interests," all Partnership Interests at any time pledged or required to be pledged hereunder are hereinafter called the "Pledged Partnership Interests," all of the Pledged Stock, Pledged Limited Liability Interests and Pledged Partnership Interests together are hereinafter called the "Pledged Securities," which together with (i) all proceeds thereof, including any securities and moneys received and at the time held by the Pledgee hereunder, (ii) the entries on the books of any securities intermediary pertaining to the Pledged Stock, Pledged Limited Liability Company Interests and Pledged Partnership Interests, (iii) all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Stock,


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Pledged Limited Liability Company Interests and Pledged Partnership Interests
and (iv) all rights under Section 3. 1 (a)(iv) and (v) are hereinafter called the "Collateral".

     (c) Notwithstanding anything to the contrary contained in this Agreement, no Pledgor shall be required to pledge hereunder the Securities of a Person that is not a Wholly-Owned Subsidiary if such pledge would violate the provisions of any Indebtedness of such Person or any other material contract binding upon such Person.

   3. PLEDGE OF SECURITIES, ETC.

      3.1. Pledge. (a) To secure all Obligations of such Pledgor and for the purposes set forth in Section I hereof, each Pledgor hereby: (i) grants to the Pledgee a first priority security interest in all of the Collateral owned by such Pledgor- (ii) pledges and deposits as security with the Pledgee the certificate Securities owned by such Pledgor on the date hereof, and delivers to the Pledgee all certificates or instruments therefor, if any, accompanied by undated stock powers duly executed in blank by such Pledgor in the case of Stock, or such other instruments of transfer as are reasonably acceptable to the Pledgee; (iii) assigns, transfers, hypothecates, mortgages, charges and sets over to the Pledgee all of such Pledgor's right, title and interest in and to such Securities (and in and to all certificates or instruments evidencing such Securities), to be held by the Pledgee, upon the terms and conditions set forth in this Agreement; (iv) transfers and assigns to the Pledgee all of such Pledgor's Limited Liability Company Interests (and delivers any certificates or instruments evidencing such limited liability company or membership interests, duly endorsed in blank) and all of such Pledgor's right, title and interest in each limited liability company to which such interests relate, whether now existing or hereafter acquired, including, without limitation:

           (A) all the capital thereof and its interest in all profits, losses, Limited Liability Company Assets (as defined below) and other distributions to which such Pledgor shall at any time be entitled in respect of such Limited Liability Company Interests;

           (B) all other payments due or to become due to such Pledgor in respect of Limited Liability Company Interests, whether under any limited liability company agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

           (C) all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any limited liability company agreement or operating agreement, or at law or otherwise in respect of such Limited Liability Company Interests (except any rights as managing member of a limited liability company which is not a Wholly-Owned Subsidiary, to the extent the applicable limited liability company agreement or operating agreement prohibits a pledge of such rights);

           (D) all present and future claims, if any, of such Pledgor against any Pledged Limited Liability Company for moneys loaned or advanced, for services rendered or otherwise;

           (E) subject to Section 5 hereof, all of such Pledgor's rights under any limited liability company agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to any Limited Liability Company Interest (except any rights as managing member of a limited


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     liability company which is not a Wholly-Owned Subsidiary, to the extent the applicable limited liability company agreement or operating agreement prohibits a pledge of such rights), including any power to terminate, cancel or modify any limited liability company agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of such Limited Liability Company Interest and any Pledged Limited Liability Company, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver of approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Limited Liability Company Assets, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing;

           (F) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing; and

           (G) to the extent not otherwise included, all proceeds of any or all of the foregoing;

and (v) transfers and assigns to the Pledgee such Pledgor's Partnership Interests (and delivers any certificates or instruments evidencing such partnership interests, duly endorsed in blank) and all of such Pledgor's right, title and interest in each Pledged Partnership including, without limitation:

           (A) all of the capital thereof and its interest in all profits, losses, Partnership Assets (as defined below) and other distributions to which such Pledgor shall at any time be entitled in respect of any such Partnership Interests;

           (B) all other payments due or to become due to such Pledgor in respect of any such Partnership Interests, whether under any partnership agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

           (C) all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any partnership or other agreement or at law or otherwise in respect of any such Partnership Interests (except any rights as general partner of a limited partnership which is not a Wholly-Owned Subsidiary, to the extent the applicable partnership agreement prohibits a pledge of such rights);

           (D) all present and future claims, if any, of such Pledgor against any Pledged Partnership for moneys loaned or advanced, for services rendered or otherwise;

           (E) subject to Section 5 hereof, all of such Pledgor's rights under any partnership agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to any Partnership Interest (except any rights as general partner of a limited partnership which is not a Wholly-Owned Subsidiary, to the extent the applicable partnership agreement prohibits a pledge of such rights), including any power, if any, to terminate, cancel or modify any general or limited partnership agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such


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     Pledgor in respect of such Partnership Interest and any Pledged
     Partnership, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce collect or receipt for any of the foregoing or for any Partnership Assets, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing;

          (F) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof, and

          (G) to the extent not otherwise included, all proceeds of any or all of the foregoing.

       (a) As used herein, the term "Limited Liability Company Assets" shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all limited liability company capital and interests in other limited liability companies), at any time owned by any Pledged Limited Liability Company.

       (b) As used herein, the term "Partnership Assets" shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all partnership capital and interests in other partnerships), at any time owned by any Pledged Partnership.

       (c) As used herein, the term "Partnership Assets" shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all partnership capital and interests in other partnerships), at any time owned by any Pledged Partnership.


       3.2. Subsequently Acquired Securities. Subject to Section 2(c) hereof if
            --------------------------------
any Pledgor shall acquire (by purchase, stock dividend or otherwise) any additional Securities at any time or from time to time after the date hereof, such Securities shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to Section 3.1(a) hereof and, furthermore, such Pledgor will forthwith deliver and deposit such Securities (or any certificates or instruments representing such Securities) as security with the Pledgee and deliver to the Pledgee all certificates therefor or instruments thereof, if any, accompanied by undated stock powers duly executed in blank in the case of certificated Stock, Limited Liability Company Interests or Partnership Interests or such other instruments of transfer as are reasonably acceptable to the Pledgee, and will promptly thereafter deliver to the Pledgee a certificate executed by any Authorized Officer of such Pledgor describing such Securities and certifying that the same have been duly pledged with the Pledgee hereunder. Subject to the last sentence of Section 2(a) hereof, any pledge of Voting Stock of any Foreign Corporation shall be subject to the provisions of part (A) of the proviso to clause (i)(y) of Section 2(a) hereof.

     3.3. Uncertificated Securities. If any Securities (whether now owned or
          --------------------------
hereafter acquired) are uncertificated securities, the respective Pledgor shall promptly notify the Pledgee thereof, and shall promptly take all actions required to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 8-106 and 9-115 of the New York UCC, if applicable). Each Pledgor further agrees to take such actions as the Pledgee deems reasonably necessary or desirable to effect the foregoing and to permit the Pledgee to exercise any of its rights and remedies hereunder, and agrees to provide an opinion of counsel reasonably satisfactory to the Pledgee with respect to any such pledge of uncertificated Securities promptly upon request of the Pledgee.

     4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of any Pledged Securities that are represented by certificates, which may be held (in the discretion of the Pledgee) in the name of such Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee. The Pledgee agrees to promptly notify the relevant Pledgor after the appointment of any sub-agent; provided, however, that the failure to give such notice shall not affect the validity of such appointment.

     5. VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless and until an Event of Default shall have occurred and be continuing, each Pledgor shall be entitled to
(i) exercise any and all voting and other consensual rights pertaining to the Pledged Stock and to give all consents, waivers or ratifications in respect thereof and (ii) exercise any and all voting, consent, administration, management and other rights and remedies under (x) any limited liability company agreement or operating agreement or otherwise with respect to the Pledged Limited Liability Interests of such Pledgor and (y) any partnership agreement or otherwise with respect to the Pledged Partnership Interests of such Pledgor, in each case together with all other rights assigned pursuant to Sections 3. 1(a)(iv)(E) and 3. 1 (a)(v)(E) hereof; provided, that no vote shall be cast or any consent, waiver or ratification given or any other action taken which would violate or be inconsistent with any of the terms of this Agreement or any other Secured Debt Agreement (as hereinafter defined), or which would have the effect of impairing the rights, priorities or remedies of the Pledgee or any other Secured Creditor under this Agreement or any other Secured Debt Agreement. All such rights of such Pledgor to vote and to give consents, waivers and ratification's shall cease in case an Event of Default shall occur and be continuing, and Section 7 hereof shall become applicable.

     6. DIVIDENDS AND OTHER DISTRIBUTIONS. Unless an Event of Default shall have occurred and be continuing and subject to the terms of the Secured Debt Agreements, all cash dividends and other cash distributions payable in respect of the Pledged Securities shall be paid to the respective Pledgor; provided, that all cash dividends and other cash distributions payable in respect of any Pledged Security which represent in whole or in part an extraordinary, liquidating or other distribution in return of capital shall be paid to the Pledgee and retained by it as part of the Collateral (except as otherwise permitted to be retained or distributed by such Pledgor pursuant to the respective Secured Debt Agreements). The Pledgee shall also be entitled to receive directly (with all necessary endorsements), and to retain as part of the
Collateral:

          (i) all other or additional stock or other securities or property (other than cash) paid or distributed by way of dividend or otherwise in respect of the Pledged Stock, Pledged Limited Liability Company Interests and Pledged Partnership Interests;

          (ii) all other or additional stock or other securities or property (including cash) paid or distributed in respect of the Pledged Stock, Pledged Limited Liability Company Interests or Pledged Partnership Interests by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement or in connection with 6 reduction of capital, capital surplus or paid-in surplus; and

          (iii) except as provided in the Secured Debt Agreements, all other or additional stock or other securities or property (including cash) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, partial or total liquidation or similar corporate reorganization.

Nothing contained in this Section 6 shall limit or restrict in any way the Pledgee's right to receive proceeds of the Collateral in any form in accordance with Section 3 of this Agreement. All dividends, distributions or other payments which are received by the Pledgor contrary to the provisions of this Section 6 and Section 7 below shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of the Pledgor and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

     7. REMEDIES IN CASE OF EVENT OF DEFAULT. In case an Event of Default shall have occurred and be continuing, the Pledgee shall be entitled to exercise all of its rights, powers and remedies (whether vested in it by this Agreement, by any other Credit Document, by any HMH Note Document, by any Senior Note Document or, to the extent then in effect and secured hereby, any Interest Rate Protection Agreement or Other Hedging Agreement or any Additional Debt Document (with all of the Documents listed above being herein collectively called the "Secured Debt Agreements") or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the UCC and also shall be entitled, without limitation, to exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable:

          (i) to receive all amounts payable in respect of the Collateral otherwise payable to such Pledgor under Section 6 hereof,

          (ii) to transfer all or any part of the Pledged Securities into the Pledgee's name or the name of its nominee or nominees;

          (iii) to vote all or any part of the Pledged Stock, Pledged Limited Liability Company Interests or Pledged Partnership Interests (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof, and

          (iv) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine; provided, that at. least 10 Business Days' notice of the time and place of any such sale shall be given to such Pledgor. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshaling the Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives any claims against the Pledgee arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Pledgee accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Obligations, the Pledgors shall be liable for the deficiency and the fees of any attorneys employed by the Pledgee to collect such deficiency. Neither the Pledgee nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

     8. REMEDIES, ETC., CUMULATIVE. Each right, power and remedy of the Pledgee provided for in this Agreement or in any other Secured Debt Agreement or now or here after existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or in any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. The Secured Creditors agree that this Agreement may be enforced only by the Pledgee acting upon the instructions of the Required Secured Creditors (as defined in Annex G hereto) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Pledgee for the benefit of the Secured Creditors upon the terms of this Agreement.

     9. APPLICATION OF PROCEEDS. (a) All moneys collected by the Pledgee upon any sale or other disposition of the Collateral of each Pledgor, together with all other moneys received by the Pledgee hereunder, shall be applied as follows:

          (i) first, to the payment of all Obligations owing to the Pledgee of the type provided in clauses (vi), (vii) and (viii) of the definition of Obligations in Section I hereof,

          (ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Primary Obligations (as hereinafter defined) shall be paid to the Secured Creditors as provided in Section 9(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Primary Obligations of such Pledgor or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share (as hereinafter defined) of the amount remaining to be distributed;

          (iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Secondary Obligations (as hereinafter defined) shall be paid to the Secured Creditors as provided in Section 9(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding

     Secondary Obligations of such Pledgor or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

          (iv) fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, and following the termination of this Agreement pursuant to Section 18 hereof, to the relevant Pledgor or to whomever may be lawfully entitled to receive such surplus.

          (b) For purposes of this Agreement (x) "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor's Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, (y) "Primary Obligation" shall mean (i) in the case of the Credit Document Obligations, all Obligations arising out of or in connection with (including, without limitation, as obligor or guarantor, as the case may be) the principal of, and interest on, all Loans, all unreimbursed drawings or payments in respect of any letters of credit (together with all interest accrued thereon), and the aggregate stated amounts of all letters of credit issued under the Credit Agreement, and all regularly accruing fees, (ii) in the case of the HMH Note Obligations, all Obligations secured hereby arising out of or in connection with (including, without limitation, as obligor or guarantor, as the case may be) the principal of, and interest on, the HMH Notes, and all regularly accruing fees, (iii) in the case of the Senior Note Obligations, all Obligations secured hereby arising out of or in connection with (including, without limitation, as obligor or guarantor, as the case may be) the principal of, and interest on, the Senior Notes, and all regularly accruing fees, (iv) in the case of the Additional Debt Obligations, all Obligations secured hereby arising out of or in connection with (including, without limitation, as obligor or guarantor, as the case may be) the principal of, and interest on, the Additional Debt, and all regularly accruing fees, and (v) in the case of the Other Obligations, all Obligations arising out of or in connection with (including, without limitation, as a direct obligor or a guarantor, as the case may be) Interest Rate Protection Agreements or Other Hedging Agreements secured hereby (other than indemnities, fees (including, without limitation, attorneys' fees) and similar obligations and liabilities), and (z) "Secondary Obligations" shall mean all Obligations of such Pledgor secured hereby other than Primary Obligations.

        (c) When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be deemed to be applied (for purposes of making determinations under this Section 9 only) (i) first, to the Primary Obligations and (ii) second, to the Secondary Obligations.

        (d) If the Bank Creditors are to receive a distribution in accordance with the procedures set forth above in this Section 9 on account of undrawn amounts with respect to letters of credit issued under the Credit Agreement, such amounts shall be paid to the Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Bank Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding letters of credit, and after the application of all such cash security to the repayment of all Obligations owing to the Bank Creditors after giving effect to the termination of all such letters of credit, if there remains any excess cash, such excess cash shall be returned by the Administrative Agent to the Pledgee for distribution in accordance with Section 9(a) hereof.

        (e) Except as set forth in Section 9(d) hereof, all payments required to be made hereunder shall be made (i) if to the Bank Creditors, to the Administrative Agent under the Credit Agreement for the account of the Bank Creditors, and (ii) if to any other Secured Creditors (other than the Pledgee), to the trustee, paying agent or other similar representative (each a "Representative") for such Secured Creditors or, in the absence of such a Representative, directly to the other Secured Creditors.

        (f) For purposes of applying payments received in accordance with this Section 9, the Pledgee shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreement and (ii) the Representative for any other Secured Creditors or, in the absence of such a Representative, upon the respective Secured Creditors for a determination (which the Administrative Agent, each Representative for any other Secured Creditors and the Secured Creditors agree (or shall agree) to provide upon request of the Pledgee) of the outstanding Primary Obligations and Secondary Obligations owed to the Secured Creditors. Unless it has actual knowledge (including by way of written notice from a Representative for any Secured Creditor or directly from a Secured Creditor) to the contrary, the Pledgee, in acting hereunder, shall be entitled to assume that no Interest Rate Protection Agreements or Other Hedging Agreements are in existence.

        (g) It is understood and agreed that each Pledgor shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral pledged by it hereunder and the aggregate amount of the Obligations of such Pledgor.

     10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or non-application thereof.

     11. INDEMNITY. Each Pledgor jointly and severally agrees (i) to indemnify and hold harmless the Pledgee in such capacity, each Representative of a Secured Creditor in its capacity as such and each other Secured Creditor that is an indemnitor under Section 6 of Annex G hereto from and against any and all claims, demands, losses, judgments and liabilities of whatsoever kind or nature, and (ii) to reimburse the Pledgee in such capacity, each Representative of a Secured Creditor in its capacity as such and each other Secured Creditor that is an indemnitor under Section 6 of Annex G hereto for all reasonable costs and expenses, including reasonable attorneys' fees, in each case to the extent growing out of or resulting from the exercise by the Pledgee of any right or remedy granted to it hereunder except, with respect to clauses (i) and (ii) above, to the extent arising from the Pledgee's or such other Secured Creditor's gross negligence or willful misconduct. In no event shall the Pledgee be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for moneys actually received by it in accordance with the terms hereof If and to the extent that the obligations of the Pledgors under this Section 11 are unenforceable for any reason, each Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

     12. FURTHER ASSURANCES; POWER OF ATTORNEY. (a) Each Pledgor agrees that it will join with the Pledgee in executing and, at such Pledgor's own expense, file and refile under the applicable UCC or such other law such financing statements, continuation statements and other documents in such offices as the Pledgee may reasonably deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Pledgee's security interest in the Collateral and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably deem necessary or advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

        (b) Each Pledgor hereby appoints the Pledgee such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, to act from time to time after the occurrence and during the continuance of an Event of Default in the Pledgee's reasonable discretion to take any action and to execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this
Section 12.

     13. THE PLEDGEE AS AGENT. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Annex G hereto, the terms of which shall be deemed incorporated herein by reference as fully as if same were set forth herein in their entirety.

     14. TRANSFER BY PLEDGORS. No Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except in accordance with the terms of this Agreement and as permitted by the terms of the Secured Debt Agreements).

     15. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PLEDGORS. (a) Each Pledgor represents, warrants and covenants that:

         (i) it is the legal, record and beneficial owner of, and has good title to, all Pledged Securities purported to be owned by such Pledgor (including as shown on Annexes A, B and C hereof, subject to no Lien, except the Liens created by this Agreement;

         (ii) it has full power, authority and legal right to pledge all the Pledged Securities;

         (iii) this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes the legal, valid and binding obligation of such Pledgor enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law);

          (iv) no consent of any other party (including, without limitation, any stockholder or creditor of such Pledgor or any of its Subsidiaries and any other partners or members of such Pledgor's partnerships or limited liability companies) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing (except any filings required under the UCC, which filings have been made (or will be made within 5 days after the date hereof or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with the execution, delivery or performance of this Agreement, or in connection with the exercise of its rights and remedies pursuant to this Agreement, in each case except those which have been obtained or made or as may be required by laws affecting the offer and sale of securities generally in connection with the exercise by the Pledgee of certain of its remedies hereunder;

          (v) the execution, delivery and performance of this Agreement by such Pledgor does not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of the certificate of incorporation or by-laws (or analogous organizational documents) of such Pledgor or of any securities issued by such Pledgor or any of its Subsidiaries, or of any mortgage, indenture, lease, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument to which such Pledgor or any of its Subsidiaries is a party or which purports to be binding upon such Pledgor or any of its Subsidiaries or upon any of their respective assets and will not result in the creation or imposition (or the obligation to create or impose) of any lien or encumbrance on any of the assets of such Pledgor or any of its Subsidiaries except as contemplated by this Agreement;

          (vi) all the shares of Stock have been duly and validly issued, are fully paid and nonassessable and subject to no options to purchase or similar rights;

          (vii) the pledge, assignment and delivery (which delivery has been made) to the Pledgee of the Pledged Stock creates a valid and perfected first priority security interest in such Stock, subject to no prior lien or encumbrance or to any agreement purporting to grant to any third party (except the Secured Creditors) a lien or encumbrance on the property or assets of such Pledgor which would include the Securities;

          (viii) each Pledged Partnership Interest and each Pledged Limited Liability Company Interest has been validly acquired and is fully paid for (to the extent applicable) and is duly and validly pledged hereunder;

          (ix) each partnership agreement and each limited liability company or operating agreement is the legal, valid and binding obligation of the applicable Pledgor, enforceable in accordance with its terms;

          (x) no Pledgor is in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any general or limited partnership agreement or any limited liability company or operating agreement to which such Pledgor is a party, and no Pledgor is in violation of any other material provisions of any partnership agreement or any limited liability company or operating agreement to which such Pledgor is a party, or is otherwise in default or violation thereunder in any material respect;

          (xi) the pledge and assignment of the Pledged Partnership Interests and/or Pledged Limited Liability Company Interests pursuant to this Agreement, together with the relevant filings or recordings under the UCC (or other steps described in any applicable version of the UCC) (which filings, recordings or other steps have been made (or will be made) within 5 days after the date hereof), create a valid perfected and continuing first priority security interest in such Partnership Interests and/or Limited Liability Company Interests and the proceeds thereof, subject to no prior lien or encumbrance or to any agreement purporting to grant to any third party (except the Secured Creditors) a lien or encumbrance on the property or assets of such Pledgee or which would include the Securities;

          (xii) there are no currently effective financing statements under the UCC covering property which is now or hereafter may be included in the Collateral and such Pledgor will not, without the prior written consent of the Pledgee, execute and, until the Termination Date (as hereinafter defined), there will not ever be on file in any public office any enforceable financing statement or statements covering any or all of the Collateral, except financing statements filed or to be filed in favor of the Pledgee as secured party;

          (xiii) each Pledgor shall give the Pledgee prompt notice of any written claim it receives relating to the Collateral- and

          (xiv) each Pledgor shall deliver to the Pledgee a copy of each other demand, notice or document received by it which may adversely affect the Pledgee's interest in the Collateral promptly upon, but in any event within 10 days after, such Pledgor's receipt thereof.

     Each Pledgor covenants and agrees that it will defend the Pledgee's right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all persons whomsoever; and such Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the other Secured Creditors.

          (b) Each Pledgor hereby further represents, warrants and covenants that as of the date hereof, the chief executive office of such Pledgor is located at the address indicated on Annex F hereto for such Pledgor. Such Pledgor will not move its chief executive office except to such new location as such Pledgor may establish in accordance with the last sentence of this Section 15(b). No Pledgor shall establish new locations for such offices until (i) it shall have given to the Pledgee prior written notice of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Pledgee may reasonably request, (ii) it shall have delivered to the Pledgee a written supplement to Annex F hereto in the form of Exhibit A-1 hereto as provided in clause (c) below showing the new location of its chief executive office and (iii) with respect to such new location, it shall have taken all action, reasonably satisfactory to the Pledgee, to maintain all security interest of the Pledgee in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

        (c) Without in any way limiting Section 3.2 hereof, at any time and from time to time that any Pledgor (x) determines that the information with respect to it contained on Annex

A, B, C and/or F, as the case may be, is inaccurate or (y) acquires any additional Securities which have not already been pledged hereunder and reflected on Annexes A through C, as appropriate, such Pledgor shall deliver a supplement to this Agreement, substantially in the form of Exhibit A- I hereto (each a "Pledge and Security Agreement Supplement") adding (or, in the case of any Securities released pursuant to Section 18 hereof, deleting) such Securities to (from) Annexes A through C hereto, as appropriate. The execution and delivery of any such supplement shall not require the consent of any Pledgor hereunder. It is understood and agreed that the pledge and security interests granted hereunder shall apply to all Collateral as provided in Section 3.1 hereof regardless of the failure of any Pledgor to deliver, or any inaccurate information stated in, the Pledge and Security Agreement Supplement as otherwise provided above.

        (d) Each Pledgor hereby covenants and agrees that with respect to all Partnership Interests or Limited Liability Company Interests, in each case required to be pledged by it hereunder, such Pledgor will deliver to the respective Pledged Partnerships or Pledged Limited Liability Companies, as the case may be (with copies to the Pledgee) a notice (appropriately completed) in the form of Annex D attached hereto (with such changes thereto as may be acceptable to the Pledgee) and by this reference made a part hereof (each such notice a "Partnership/LLC Notice") and such Pledgor will use its reasonable best efforts to cause to be delivered to the Pledgee an acknowledgment in the form set forth as Annex E attached hereto (with such changes thereto as may be acceptable to the Pledgee) (each such acknowledgment, a "Pledge Acknowledgment"), duly executed by the relevant Pledged Partnership and/or Pledged Limited Liability Company, as the case may be, in each case within forty-five days following the date of any pledge of any Pledged Partnership Interests or Pledged Limited Liability Company Interests hereunder.

     16. PLEDGORS' OBLIGATIONS ABSOLUTE, ETC. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Agreement or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof, (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument or this Agreement; (iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (iv) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof, (v) any limitation on any other Pledgor's liability or obligations under this Agreement or under any other Secured Debt Agreement or any invalidity or unenforceability, in whole or in part, of this Agreement or any other Secured Debt Agreement or any term thereof, or (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Pledgor or any Subsidiary of such Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

     17. REGISTRATION, ETC. If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Pledged Securities pursuant to
Section 7 hereof, such Pledged Securities or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Pledged Securities or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration; provided, that at least 10 Business Days' notice of the time and place of any such sale shall be given to such Pledgor. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion: (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under such Securities Act- (ii) may approach and negotiate with a single possible purchaser to effect such sale; and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Securities or part thereof In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price which the Pledgee, in its sole and absolute discretion, may in good faith deem reasonable under. the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

     18. TERMINATION, RELEASE. (a) After the Termination Date (as defined below), this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination) and the Pledgee, at the request and expense of the respective Pledgor, will promptly execute and deliver to such Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Pledgee and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, "Termination Date" shall mean the earlier of (i) the date upon which the Total Commitment and all Interest Rate Protection Agreements and Other Hedging Agreements have been terminated, no Note under the Credit Agreement is outstanding and all other Credit Document Obligations (excluding normal continuing indemnity obligations which survive in accordance with their terms, so long as no amounts are then due and payable in respect thereof) have been indefeasibly paid in full (provided the terms of the other Secured Debt Agreements do not otherwise prohibit the termination hereof), and (ii) the date upon which the Credit Documents are amended to release all Collateral subject to this Agreement.

        (b) In the event that any part of the Collateral is sold (other than to any Credit Party) in connection with a sale permitted by the Secured Debt Agreements, is distributed in connection with the SLC Spinoff or is otherwise released at the direction of the Required Secured Creditors), the Pledgee, at the request and expense of such Pledgor will promptly execute and deliver to such Pledgor a proper instrument or instruments acknowledging such release, and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold, distributed or released and as may be in possession of the Pledgee and has not theretofore been released pursuant to this Agreement. Any proceeds of Collateral sold as contemplated by the immediately preceding sentence shall be applied in accordance with, and to the extent required by, the requirements of the applicable Secured Debt Agreements.

        (c) Provided that (i) the REIT Transaction has been consummated substantially in accordance with the applicable provisions of the Credit Agreement and (ii) the IRS Ruling has been issued, that portion of the Collateral consisting of ownership interests (and related Collateral) in entities that are not Look-Through Subsidiaries shall (at the request and expense of the Borrower) be released from the liens and security interests created hereby (and the Pledgee will promptly execute and deliver to such Pledgor a proper instrument or instruments acknowledging such releases and will duly assign, transfer and deliver to the related Pledgors (without recourse and without any representation or warranty) such portion of the Collateral at the expense of the Borrower and the related Pledgors).

          (d) At any time that a Pledgor desires that Collateral be released as provided in the foregoing Section 18(a), (b) or (c), it shall deliver to the Pledgee a certificate signed by an Authorized Officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to Section 18(a), (b) or (c), and the Pledgee shall be entitled (but not required) to conclusively rely thereon.

     19. NOTICES, ETC. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been given or made when delivered to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed as follows:

          (a)   if to any Pledgor, at:

                10400 Fernwood Road
                Bethesda, Maryland 20817
                Attention: General Counsel,
                Asset Management, Dept. 923
                Facsimile No.: (301) 380-3588

          (b)   if to the Pledgee, at:

                Bankers Trust Company
                130 Liberty Street
                New York, New York 10006
                Attention: Laura S. Burwick
                Telephone No.: (212) 250-2568
                Telecopier No.: (212) 669-0743

          (c) if to any Bank Creditor (other than the Pledgee), (x) to the Administrative Agent, at the address of the Administrative Agent specified in the Credit Agreement or (y) at such address as such Bank Creditor shall have specified in the Credit Agreement;

          (d) if to any other Secured Creditor, (x) to the Representative for such Secured Creditor or (y) if there is no such Representative, at such address as such Secured Creditor shall have specified in writing to each Pledgor and the Pledgee;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

     20. WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Pledgor directly affected thereby (it being understood that additional Pledgors may be added as parties hereto from time to time in accordance with Section 22 hereof and Pledgors may be released as parties hereto in accordance with Sections 18 and 21 and that no consent of any other Pledgor or of the Secured Creditors shall be required in connection therewith) and the Pledgee (with the written consent of (x) the Required Banks (or all the Banks if required by Section 13.12 of the Credit Agreement) at all times prior to the time at which all Credit Document Obligations have been paid in full and all commitments pursuant to the Credit Agreement have terminated (with such date being herein called the "Credit Document Obligations Termination Date") and (y) thereafter, the holders of at least a majority of the outstanding Other Obligations- provided, that (with respect to preceding clauses (x) and (y)) the Borrower certifies that any such change, waiver, modification or variance is otherwise permitted by the terms of the respective Secured Debt Agreements or, if not so permitted, that the requisite consents therefor have been obtained (it being understood that the terms of the Additional Debt Documents as same relate to amending or modifying this Agreement shall be substantially as set forth in the Senior Note Indenture). Notwithstanding anything to the contrary contained above, it is understood and agreed that the Required Banks may agree to modifications to this Agreement for the purpose, among other things, of securing additional extensions of credit (including, without limitation, pursuant to the Credit Agreement or any refinancing or extension thereof), with such changes not being subject to the proviso to the immediately preceding sentence. Furthermore, the proviso to the second preceding sentence shall not apply to any release of Collateral effected in accordance with the requirements of Section 18 of this Agreement, or any other release of Collateral or termination of this Agreement so long as the Borrower certifies that such actions will not violate the terms of any Secured Debt Agreement then in effect.

     21. RELEASE OF GUARANTORS. In the event any Pledgor party to any Guaranty is released from such Guaranty, such Pledgor (so long as such Pledgor is not the Borrower) shall be released from this Agreement and this Agreement shall, as to such Pledgor only, have no further force or effect.

     22. ADDITIONAL PLEDGORS. Pursuant to Section 8.18 of the Credit Agreement, certain Subsidiaries of Holdings may after the date hereof be required to enter into this Agreement as a Pledgor. Upon execution and delivery, after the date hereof, by the Pledgee and such Subsidiary of an instrument in the form of Exhibit A-2, such Subsidiary shall become a Pledgor hereunder with the same force and effect as if originally named as a Pledgor hereunder. Each Subsidiary which is required to become a party to this Agreement shall so execute and deliver a copy of Exhibit A-2 to the Pledgee and, at such time, shall execute a Pledge and Security Agreement Supplement in the form of Exhibit A- I to this Agreement with respect to all Collateral of such Pledgor required to be pledged hereunder, which Supplement shall be completed in accordance with Exhibit A-1. The execution and delivery of any such instrument shall not require the consent of any other Pledgor hereunder. Upon the execution and delivery by the Pledgee and such Subsidiary of an instrument in the form of Exhibit A-2 as provided above, it is understood and agreed that the pledge and security interests hereunder shall apply to all Collateral of such additional Pledgor as provided in Section 3.1 hereof regardless of any failure of any additional Pledgor to deliver, or any inaccurate information stated in, the Pledge and Security Agreement Supplement.

     23. RECOURSE. This Agreement is made with full recourse to the Pledgors and pursuant to and upon all representations, warranties, covenants and agreements on the part of the Pledgors contained herein and otherwise in writing in connection herewith.

     24. PLEDGEE NOT BOUND. (a) Nothing herein shall be construed to make the Pledgee or any other Secured Creditor liable as a member of any limited liability company or a partner of any partnership and the Pledgee or any other Secured Creditor by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall not have any of the duties, obligations or liabilities of a member of any limited liability company or partner of any partnership. The parties hereto expressly agree that, unless the Pledgee shall become the absolute owner of the respective Pledged Limited Liability Company Interest or Pledged Partnership Interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Pledgee, any other Secured Creditor and/or any Pledgor.

          (b)   Except as provided in the last sentence of paragraph (a) of this
Section 24, the Pledgee, by accepting this Agreement, did not intend to become a member of any limited liability company or partner of any partnership or otherwise be deemed to be a co-venturer with respect to any Pledgor or any limited liability company or partnership either before or after an Event of Default shall have occurred. The Pledgee shall have only those powers set forth herein and shall assume none of the duties, obligations or liabilities of a member of any limited liability company or partnership or any Pledgor.

          (c) The Pledgee shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the collateral assignment hereby effected.

          (d) The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

     25. CONTINUING PLEDGORS. The rights and obligations of each Pledgor (other than the respective released Pledgor in the case of following clause (y)) hereunder shall remain in full force and effect notwithstanding (x) the addition of any new Pledgor as a party to this Agreement as contemplated by Section 22 hereof or otherwise and/or (y) the release of any Pledgor under this Agreement as contemplated by Section 21 hereof or otherwise.

     26. NO FRAUDULENT CONVEYANCE. Each Pledgor hereby confirms that it is its intention that this Agreement not constitute a fraudulent transfer or conveyance for purposes of any bankruptcy, insolvency or similar law, the Uniform Fraudulent Conveyance Act or any similar Federal, state or foreign law. To effectuate the foregoing intention, each Pledgor hereby irrevocably agrees that its obligations and liabilities hereunder shall be limited to the maximum amount as will after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Pledgor that are relevant under such laws, result in the obligations and liabilities of such Pledgor hereunder in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

     27. MISCELLANEOUS. This Agreement shall be binding upon the successors and assigns of each Pledgor and shall inure to the benefit of and be enforceable by the Pledgee and its successors and assigns; provided that no Pledgor may assign any of its rights or obligations hereunder without the prior written consent of the Pledgee (with the consent of the Required Banks and, if required by Section
13.12 of the Credit Agreement, all Banks). THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS). The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

     IN WITNESS WHEREOF, each Pledgor has caused this Agreement to be duly executed and delivered by its duly authorized officer on the date first above written-

                            HOST MARRIOTT CORPORATION


                            By
                               -------------------------------------
                                Name:
                                Title:


                            HOST MARRIOTT HOSPITALITY, INC.


                            By
                               -------------------------------------
                                Name:
                                Title:


                            HMH PROPERTIES, INC.


                            By
                               -------------------------------------
                                Name:
                                Title:


                            HOST MARRIOTT, L.P.


                            By: HMC Real Estate Corporation, its general
                                partner


                            By
                               -------------------------------------
                                Name:
                                Title:


                            HMC CAPITAL RESOURCES CORP.


                            By
                               -------------------------------------
                                Name:
                                Title:


                            HMH RIVERS, INC.


                            By
                               -------------------------------------
                                Name:
                                Title:

                            MARRIOTT SBM TWO CORPORATION


                            By
                               -------------------------------------
                                Name:
                                Title:


                            MARRIOTT PLP CORPORATION


                            By
                               -------------------------------------
                                Name:
                                Title:


                            HMC RETIREMENT PROPERTIES, INC.


                            By
                               -------------------------------------
                                Name:
                                Title:


                            HMH PENTAGON CORPORATION


                            By
                               -------------------------------------
                                Name:
                                Title:


                            HMC SFO, INC.


                            By
                               -------------------------------------
                                Name:
                                Title:


                            HMH MARINA, INC.


                            By
                               -------------------------------------
                                Name:
                                Title:

                            HOST AIRPORT HOTELS, INC.


                            By
                               -------------------------------------
                                Name:
                                Title:


                            HOST OF HOUSTON 1979


                            By Host Airport Hotels, Inc., a general partner


                            By
                               -------------------------------------
                                Name:
                                Title:


                            HOST OF HOUSTON, LTD.


                            By Host Airport Hotels, Inc., its general partner


                            By
                               -------------------------------------
                                Name:
                                Title:


                            HOST OF BOSTON, LTD.


                            By Host Airport Hotels, Inc., its general partner


                            By
                               -------------------------------------
                                Name:
                                Title:


                            MARRIOTT FINANCIAL SERVICES, INC.


                            By
                               -------------------------------------
                                Name:
                                Title:

                            MARRIOTT SBM ONE CORPORATION


                            By
                               -------------------------------------
                                Name:
                                Title:


                            YBG ASSOCIATES LLC


                            By
                               -------------------------------------
                                Name:
                                Title:


                            PRM CORPORATION


                            By
                               -------------------------------------
                                Name:
                                Title:


                            MARRIOTT PARK RIDGE CORPORATION


                            By
                               -------------------------------------
                                Name:
                                Title:



ACCEPTED AND AGREED TO:


BANKERS TRUST COMPANY,
as Collateral Agent and Pledgee


By
  -------------------------------------
         Name:
         Title: